SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2012
First Connecticut Bancorp, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	333-171913	45-1496206
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

One Farm Glen Boulevard, Farmington, CT
Farmington, Connecticut 06032
(860) 676-4600
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
10.1	Employment Agreement among First Connecticut Bancorp, Inc., Farmington Bank and John J. Patrick, Jr.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2012, First Connecticut Bancorp, Inc. (the “Company”) and its banking subsidiary, Farmington Bank (the “Bank”), entered into an employment agreement (the “Agreement”) with John J. Patrick, Jr., Chairman, President and Chief Executive Officer of the Company and the Bank.  The effective date of the Agreement is December 31, 2011.

Pursuant to the Agreement, Mr. Patrick will continue to serve as President and Chief Executive Officer of the Company and the Bank until December 31, 2015, subject to automatic extension so that a constant thirty-six (36) calendar month term shall remain in effect, until such extensions are terminated by the Company or Mr. Patrick. The Agreement provides for an initial base salary of $500,000 per year, subject to possible annual increases.

The Agreement also provides that Mr. Patrick will be eligible to earn an annual incentive bonus at the discretion of the Bank, as determined in good faith by the Board of Directors or the Compensation and Human Resources Committee.  Mr. Patrick will be eligible to participate in all savings and retirement plans, policies and programs as may be made available by the Bank to executive-level employees generally, including the Bank’s Supplemental Executive Retirement Plan for Senior Executives.  In addition, Mr. Patrick will be entitled to participate on the same basis as all other executive officers of the Bank in the Bank’s standard benefit programs, including group health, disability and life insurance programs.

The Agreement also provides that, in the event Mr. Patrick’s employment is terminated without “cause” or for “good reason,” as such terms are defined in the Agreement, then, Mr. Patrick is entitled to receive severance in an amount equal to three (3) times his annual base salary in effect on the date of termination, payable at regular payroll intervals over a 36-month period plus the continuation of certain insurance benefits. The Agreement also contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-solicitation and non-competition.

The preceding description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement among First Connecticut Bancorp, Inc., Farmington Bank and John J. Patrick, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST CONNECTICUT BANCORP, INC. By: /s/ Gregory A. White Name: Gregory A. White Title: EVP & CFO
Date: April 24, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement among First Connecticut Bancorp, Inc., Farmington Bank and John J. Patrick, Jr.